Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Steve Jones	Mary M. Gentry
Senior EVP, Chief Financial Officer	SVP, Finance and Treasurer
ScanSource, Inc.	ScanSource, Inc.
(864) 286-4302	(864) 286-4892

SCANSOURCE REPORTS SECOND QUARTER RESULTS
Recurring Revenue Growth Opportunities Fueled by Recent Acquisitions

GREENVILLE, SC -- January 30, 2025 -- ScanSource, Inc. (NASDAQ: SCSC), a leading hybrid distributor connecting devices to the cloud, today announced financial results for the second quarter ended December 31, 2024.

	Second Quarter Summary
	Q2 FY25	Q2 FY24	Change
	(in thousands, except percentages and per share data)
Select reported measures:
Net sales	$747,497	$884,792	-15.5%
Gross profit	$101,723	$100,748	1.0%
Gross profit margin %	13.6%	11.4%	222bp
Operating income	$18,444	$26,826	-31.2%
GAAP net income	$17,053	$32,726	-47.9%
GAAP diluted EPS	$0.70	$1.29	-45.7%
Select Non-GAAP measures*:
Adjusted EBITDA	$35,299	$38,459	-8.2%
Adjusted EBITDA margin %	4.72%	4.35%	37bp
Non-GAAP net income	$20,698	$21,587	-4.1%
Non-GAAP diluted EPS	$0.85	$0.85	—%
Note: Margin % reflects measure as a percentage of sales.
* Represents non-GAAP financial measures. For more information and a reconciliation to the most directly comparable GAAP financial measure, see "Non-GAAP Financial Information" below as well as the accompanying Supplementary Information.

“In a soft demand environment, our team delivered second quarter gross profit growth and a strong gross profit margin,” said Mike Baur, Chair and CEO, ScanSource, Inc. “Our recent acquisitions are expanding recurring revenue opportunities for our channel partners.”

Quarterly Results

Net sales for the second quarter of fiscal year 2025 totaled $747.5 million, down 15.5% year-over-year, or down 15.1% for non-GAAP net sales. Net sales for products and services decreased 17.0% year-over-year, while recurring revenue increased 31.2% year-over-year. Specialty Technology Solutions net sales for the second quarter decreased 16.0% year-over-year to $723.3 million primarily due to lower large deals and continued soft demand in a more cautious technology spending environment. Intelisys & Advisory net sales for the second quarter increased 4.0% year-over-year to $24.2 million reflecting the addition of an acquisition.

Gross profit for the second quarter of fiscal year 2025 increased 1.0% year-over-year to $101.7 million with a gross profit margin of 13.6% versus 11.4% in the prior-year quarter. Increased gross profit margin reflects a higher contribution of recurring revenue in our overall revenue mix, which is recorded on a net basis and therefore contributes to a higher gross profit margin. For the second quarter of fiscal year 2025, the percentage of gross profit from recurring revenue increased to 32.4% from 27.1% for the prior-year period.

For the second quarter of fiscal year 2025, operating income was $18.4 million compared to $26.8 million in the prior-year quarter. Second quarter fiscal year 2025 non-GAAP operating income decreased to $25.9 million from $30.6 million in the prior-year quarter.

On a GAAP basis, net income for the second quarter of fiscal year 2025 totaled $17.1 million, or $0.70 per diluted share, compared to net income of $32.7 million, or $1.29 per diluted share, for the prior-year quarter. Second quarter fiscal year 2025 non-GAAP net income totaled $20.7 million, or $0.85 per diluted share, compared to $21.6 million, or $0.85 per diluted share, for the prior-year quarter. On a non-GAAP basis, adjusted EBITDA for the second quarter of fiscal year 2025 decreased 8.2% to $35.3 million, or 4.72% of net sales, compared to $38.5 million, or 4.35% of net sales, for the prior-year quarter.

Balance Sheet and Cash Flow

As of December 31, 2024, ScanSource had cash and cash equivalents of $110.5 million and total debt of $139.9 million.

For the first six months of fiscal year 2025, ScanSource generated $38.6 million of operating cash flow and $34.3 million of free cash flow (non-GAAP). ScanSource also had share repurchases of $52.3 million for the first six months of fiscal year 2025.

Annual Financial Outlook for Fiscal Year 2025

ScanSource reaffirms previously provided guidance set forth below for the full fiscal year ended June 30, 2025.

FY25 Annual Outlook
Net sales	$3.1 billion to $3.5 billion
Adjusted EBITDA (non-GAAP)	$140 million to $160 million
Free cash flow (non-GAAP)	At least $70 million

Adjusted EBITDA is a non-GAAP measure, which excludes estimates for amortization of intangible assets, depreciation expense, and non-cash shared-based compensation expense. Free cash flow is a non-GAAP measure, which excludes the effect of estimated capital expenditures from estimated operating cash flow. These measures are forward-looking, and actual results may differ materially.

ScanSource believes that a quantitative reconciliation of such forward-looking information to the most directly comparable GAAP financial measures cannot be made without unreasonable efforts, because a reconciliation of these non-GAAP financial measures would require an estimate of future non-operating items such as acquisitions and divestitures, restructuring costs, impairment charges and other unusual or non-recurring items. Neither the timing nor likelihood of these events, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, a reconciliation of such forward-looking information to the most directly comparable GAAP financial measures is not provided.

Mike Baur Appointed to Additional Role of President

Effective January 27, 2025, ScanSource appointed Chair and Chief Executive Officer Mike Baur to the additional role of President of ScanSource.

Webcast Details and Earnings Infographic
At approximately 8:45 a.m. ET today, an Earnings Infographic, as a supplement to this press release and the earnings conference call, will be available on ScanSource's website, www.scansource.com (Investor Relations section). ScanSource will present additional information about its financial results and business in a conference call today, January 30, 2025, at 10:30 a.m. ET. A webcast of the call will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section). The webcast will be available for replay for 60 days.

Safe Harbor Statement

This press release contains “forward-looking” statements, including ScanSource's FY25 annual outlook, which involve risks and uncertainties, many of which are beyond ScanSource's control. No undue reliance should be placed on such statements, as any number of factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, the following factors, which are neither presented in order of importance nor weighted: macroeconomic conditions, including potential prolonged economic weakness, inflation, the failure to manage and implement ScanSource's growth strategy, the ability for ScanSource to realize the synergies or other benefits from acquisitions, credit risks involving ScanSource's larger customers and suppliers, changes in interest and exchange rates and regulatory regimes impacting ScanSource's international operations, risk to the business from a cyberattack, a failure of IT systems, failure to hire and retain quality employees, loss of ScanSource's major customers, relationships with key suppliers and customers or a termination or a modification of the terms under which it operates with these key suppliers and customers, changes in ScanSource's operating strategy, and other factors set forth in the "Risk Factors" contained in ScanSource's annual report on Form 10-K for the year ended June 30, 2024. Except as may be required by law, ScanSource expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or otherwise.

Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), ScanSource also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude items such as amortization of intangible assets related to acquisitions, acquisition and divestiture costs, gain on sale of business, and restructuring costs and include other non-GAAP adjustments.

Net sales on a constant currency basis excluding acquisitions and divestitures to calculate organic growth ("non-GAAP net sales"): ScanSource discloses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods and excluding the net sales from acquisitions and divestitures prior to the first full year from the transaction date. This measure enhances the comparability between periods to help analyze underlying trends on an organic basis.

Adjusted earnings before interest expense, income taxes, depreciation, and amortization (“Adjusted EBITDA”): Adjusted EBITDA starts with net income and adds back interest expense, income tax expense, depreciation expense, amortization of intangible assets, changes in fair value of contingent considerations, and other non-GAAP adjustments, including acquisition and divestiture costs, gain/loss on sale of business, restructuring costs, cyberattack restoration costs, tax recovery, legal settlement, and non-cash share-based compensation expense. Since Adjusted EBITDA excludes some non-cash costs of investing in ScanSource’s business and people, management believes that Adjusted EBITDA shows the profitability from the business operations more clearly. The Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of net sales.

Adjusted return on invested capital ("Adjusted ROIC"): Adjusted ROIC assists management in comparing ScanSource's performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that do not reflect core operating performance. Management believes the calculation of Adjusted ROIC provides useful information to investors and is an additional relevant comparison of its performance. Adjusted ROIC is calculated as Adjusted EBITDA over invested capital. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period. Management believes the calculation of Adjusted ROIC provides useful information to investors and is an additional relevant comparison of ScanSource's performance during the year.

Free cash flow: ScanSource presents free cash flow as it is a measure used by management to measure our business. ScanSource believes this measure provides more information regarding liquidity and capital resources. Free cash flow is defined as cash flows from operating activities less capital expenditures.

Net debt: Net debt includes total balance sheet debt less cash and cash equivalents. ScanSource believes this measure is useful in assessing its borrowing capacity.

Additional Non-GAAP Metrics: To evaluate current period performance on a more consistent basis with prior periods, ScanSource discloses non-GAAP SG&A expenses, non-GAAP operating income, non-GAAP pre-tax income, non-GAAP net income, and non-GAAP diluted earnings per share (non-GAAP diluted EPS). These non-GAAP results exclude amortization of intangible assets related to acquisitions, acquisition and divestiture costs, gain on sale of business, restructuring costs, and other non-GAAP adjustments. These metrics include the translation impact of changes in foreign currency exchange rates. Non-GAAP metrics are useful in assessing and understanding ScanSource's performance especially when comparing results with previous periods or forecasting performance for future periods.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that ScanSource reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of ScanSource's non-GAAP financial information to GAAP is set forth in the Supplementary Information (Unaudited) below.

About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is a leading hybrid distributor connecting devices to the cloud and accelerating growth for channel partners across hardware, software as a service (SaaS), connectivity and cloud. ScanSource enables channel partners to deliver solutions for their end customers to address changing buying and consumption patterns. ScanSource uses multiple sales models to offer hybrid distribution solutions from leading suppliers of specialty technologies, connectivity and cloud. Founded in 1992 and headquartered in Greenville, South Carolina, ScanSource was named one of the 2024 Best Places to Work in South Carolina and on FORTUNE magazine’s 2025 List of World’s Most Admired Companies. ScanSource ranks #776 on the Fortune 1000. For more information, visit www.scansource.com.

SCANSOURCE REPORTS SECOND QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except share data)
	December 31, 2024	June 30, 2024*
Assets
Current assets:
Cash and cash equivalents	$110,520	$185,460
Accounts receivable, less allowance of $25,670 at December 31, 2024 and $20,684 at June 30, 2024	549,112	581,523
Inventories	491,978	512,634
Prepaid expenses and other current assets	132,155	125,082
Total current assets	1,283,765	1,404,699
Property and equipment, net	30,152	33,501
Goodwill	227,932	206,301
Identifiable intangible assets, net	72,691	37,634
Deferred income taxes	17,541	19,902
Other non-current assets	70,448	76,995
Total assets	$1,702,529	$1,779,032
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$520,408	$587,984
Accrued expenses and other current liabilities	70,985	65,616
Current portion of contingent consideration	2,039	—
Income taxes payable	8,330	7,895
Current portion of long-term debt	7,861	7,857
Total current liabilities	609,623	669,352
Long-term debt, net of current portion	132,038	136,149
Borrowings under revolving credit facility	—	50
Long-term portion of contingent consideration	16,304	—
Other long-term liabilities	43,902	49,226
Total liabilities	801,867	854,777
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 3,000,000 shares authorized, none issued	—	—
Common stock, no par value; 45,000,000 shares authorized, 23,612,543 and 24,243,848 shares issued and outstanding at December 31, 2024 and June 30, 2024, respectively	—	26,370
Retained earnings	1,031,934	1,013,738
Accumulated other comprehensive loss	(131,272)	(115,853)
Total shareholders’ equity	900,662	924,255
Total liabilities and shareholders’ equity	$1,702,529	$1,779,032

*Derived from audited financial statements.

SCANSOURCE REPORTS SECOND QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended December 31, 2024		Six months ended December 31,
	2024	2023	2024	2023
Net sales	$747,497	$884,792	$1,523,077	$1,761,098
Cost of goods sold	645,774	784,044	1,319,735	1,553,842
Gross profit	101,723	100,748	203,342	207,256
Selling, general and administrative expenses	73,920	66,921	145,626	142,356
Depreciation expense	2,902	2,964	5,759	5,759
Intangible amortization expense	5,001	4,037	9,359	8,230
Restructuring and other charges	313	—	5,381	—
Change in fair value of contingent consideration	1,143	—	1,143	—
Operating income	18,444	26,826	36,074	50,911
Interest expense	1,970	3,359	4,078	8,945
Interest income	(2,693)	(2,119)	(5,352)	(3,444)
Loss (gain) on sale of business	—	(14,533)	—	(14,533)
Other (income) expense, net	(543)	73	(5,325)	750
Income before income taxes	19,710	40,046	42,673	59,193
Provision for income taxes	2,657	7,320	8,645	11,035
Net income	$17,053	$32,726	$34,028	$48,158

Per share data:
Net income per common share, basic	$0.72	$1.31	$1.42	$1.93
Weighted-average shares outstanding, basic	23,806	25,035	23,976	24,961

Net income per common share, diluted	$0.70	$1.29	$1.39	$1.91
Weighted-average shares outstanding, diluted	24,217	25,334	24,450	25,235

SCANSOURCE REPORTS SECOND QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)
	Six months ended December 31,
	2024	2023
Cash flows from operating activities:
Net income	$34,028	$48,158
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Gain on sale of business	—	(14,533)
Depreciation and amortization	15,603	14,475
Amortization of debt issue costs	193	193
Provision for doubtful accounts	5,925	4,472
Share-based compensation	5,492	5,340
Deferred income taxes	2,306	(1,703)
Change in fair value of contingent consideration	1,143	—
Finance lease interest	48	46
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	21,110	75,579
Inventories	16,316	182,168
Prepaid expenses and other assets	(380)	(11,576)
Other non-current assets	3,145	3,208
Accounts payable	(64,915)	(135,138)
Accrued expenses and other liabilities	(1,834)	(7,678)
Income taxes payable	462	(6,254)
Net cash provided by (used in) operating activities	38,642	156,757
Cash flows from investing activities:
Capital expenditures	(4,348)	(4,865)
Cash paid for business acquisitions, net of cash acquired	(56,673)	—
Proceeds from sale of business, net of cash transferred	2,569	17,978
Net cash provided by (used in) investing activities	(58,452)	13,113
Cash flows from financing activities:
Borrowings on revolving credit	26,587	1,134,629
Repayments on revolving credit	(26,636)	(1,292,729)
Repayments on long-term debt, net	(4,107)	(3,165)
Borrowings (repayments) on finance lease obligation	(547)	(442)
Exercise of stock options	9,489	4,309
Taxes paid on settlement of equity awards	(4,805)	(2,657)
Common stock repurchased	(52,342)	(1,251)
Net cash (used in) provided by financing activities	(52,361)	(161,306)
Effect of exchange rate changes on cash and cash equivalents	(2,769)	245
Increase in cash and cash equivalents	(74,940)	8,809
Cash and cash equivalents at beginning of period	185,460	36,178
Cash and cash equivalents at period end	$110,520	$44,987

SCANSOURCE REPORTS SECOND QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Information:
	Quarter ended December 31,
	2024	2023
Reconciliation of Net Income to Adjusted EBITDA:
Net income (GAAP)	$17,053	$32,726
Plus: Interest expense	1,970	3,359
Plus: Income taxes	2,657	7,320
Plus: Depreciation and amortization	8,132	7,258
EBITDA (non-GAAP)	29,812	50,663
Plus: Change in fair value of contingent consideration	1,143	—
Plus: Share-based compensation	3,021	2,571
Plus: Acquisition and divestiture costs	151	703
Plus: Cyberattack restoration costs	30	441
Plus: Restructuring costs	313	—
Plus: Legal settlement	1,579	—
Plus: Tax recovery	(750)	(1,386)
Plus: Gain on sale of business	—	(14,533)
Adjusted EBITDA (numerator for Adjusted ROIC) (non-GAAP)	$35,299	$38,459

Invested Capital Calculations:
Equity – beginning of the period	$920,893	$915,253
Equity – end of the period	900,662	953,601
Plus: Change in fair value of contingent consideration, net	861	—
Plus: Share-based compensation, net	2,271	1,919
Plus: Acquisition and divestiture costs	151	703
Plus: Cyberattack restoration costs, net	23	329
Plus: Restructuring costs, net	236	—
Plus: Legal settlement, net	1,189	—
Plus: Tax recovery, net	(2,560)	(640)
Plus: Gain on sale of business	—	(14,533)
Average equity	911,863	928,316
Average funded debt (a)	142,143	227,688
Invested capital (denominator for Adjusted ROIC) (non-GAAP)	$1,054,006	$1,156,004

Adjusted return on invested capital ratio (Adjusted ROIC), annualized(b)	13.3%	13.2%

(a) Average funded debt is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.
(b) The annualized adjusted EBITDA amount is divided by days in the quarter times 365 days per year, or 366 days for leap year. There were 92 days in the current and prior-year quarter.

SCANSOURCE REPORTS SECOND QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Quarter ended December 31,
	2024	2023	% Change
Specialty Technology Solutions:	(in thousands)
Net sales, reported	$723,277	$861,514	(16.0)%
Foreign exchange impact (a)	10,723	—
Less: Divestitures	—	(1,737)
Less: Acquisitions	(6,888)	—
Non-GAAP net sales	$727,112	$859,777	(15.4)%

Intelisys & Advisory:
Net sales, reported	$24,220	$23,278	4.0%
Foreign exchange impact (a)	(5)	—
Less: Acquisitions	(1,685)	—
Non-GAAP net sales	$22,530	$23,278	(3.2)%

Consolidated:
Net sales, reported	$747,497	$884,792	(15.5)%
Foreign exchange impact (a)	10,718	—
Less: Divestitures	—	(1,737)
Less: Acquisitions	(8,573)	—
Non-GAAP net sales	$749,642	$883,055	(15.1)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended December 31, 2024 into U.S. dollars using the average foreign exchange rates for the quarter ended December 31, 2023.

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
Net Sales by Revenue Type:

	Quarter ended December 31,
	2024	2023	% Change
	(in thousands)
Revenue by product/service:
Products and services	$711,235	$857,154	(17.0)%
Recurring revenue(a)	36,262	27,638	31.2%
	$747,497	$884,792	(15.5)%
(a) Recurring revenue represents primarily agency commissions, SaaS, subscriptions, and hardware rentals.

SCANSOURCE REPORTS SECOND QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Quarter ended December 31,
	2024	2023	% Change
United States and Canada:	(in thousands)
Net sales, as reported	$687,111	$795,382	(13.6)%
Less: Acquisitions	(8,573)	—
Non-GAAP net sales	$678,538	$795,382	(14.7)%

Brazil:
Net sales, reported(a)	$60,386	$89,410	(32.5)%
Foreign exchange impact(b)	10,718	—
Less: Divestitures	—	(1,737)
Non-GAAP net sales	$71,104	$87,673	(18.9)%

Consolidated:
Net sales, reported	$747,497	$884,792	(15.5)%
Foreign exchange impact(b)	10,718	—
Less: Divestitures	—	(1,737)
Less: Acquisitions	(8,573)	—
Non-GAAP net sales	$749,642	$883,055	(15.1)%

(a) Countries outside of the United States, Canada and Brazil represent $0.1 million, or 0.2% of sales, for the quarter ended December 31, 2024 and $1.8 million, or 2.0% of sales, for the quarter ended December 31, 2023.

(b) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended December 31, 2024 into U.S. dollars using the average foreign exchange rates for the quarter ended December 31, 2023.

Free Cash Flow:
	Quarter ended December 31,		Six months ended December 31,
	2024	2023	2024	2023
GAAP operating cash flow	$(6,190)	$63,224	$38,642	$156,757
Less: Capital expenditures	(1,974)	(2,549)	(4,348)	(4,865)
Free cash flow (non-GAAP)	$(8,164)	$60,675	$34,294	$151,892

SCANSOURCE REPORTS SECOND QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except per share data)

Reconciliation of Other Non-GAAP Financial Information:

	Quarter ended December 31, 2024
	GAAP Measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition & divestiture costs (a)	Restructuring costs	Tax recovery	Cyberattack restoration costs	Legal Settlement	Non-GAAP measure
	(in thousands, except per share data)
SG&A expenses	$73,920	$—	$—	$(151)	$—	$750	$(30)	$(1,579)	$72,910
Operating income	18,444	5,001	1,143	151	313	(750)	30	1,579	25,911
Pre-tax income	19,710	5,001	1,143	151	313	(750)	30	1,579	27,177
Net income	17,053	3,745	861	151	236	(2,560)	23	1,189	20,698
Diluted EPS	$0.70	$0.15	$0.04	$0.01	$0.01	$(0.11)	$—	$0.05	$0.85

	Quarter ended December 31, 2023
	GAAP Measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition & divestiture costs (a)	Restructuring costs	Tax recovery	Cyberattack restoration costs	Gain on sale of business (b)	Non-GAAP measure
	(in thousands, except per share data)
SG&A expense	$66,921	$—	$—	$(703)	$—	$1,386	$(441)	$—	$67,163
Operating income	26,826	4,037	—	703	—	(1,386)	441	—	30,621
Pre-tax income	40,046	4,037	—	703	—	(1,386)	441	(14,533)	29,308
Net income	32,726	3,002	—	703	—	(640)	329	(14,533)	21,587
Diluted EPS	$1.29	$0.12	$—	$0.03	$—	$(0.03)	$0.01	$(0.57)	$0.85

(a) Acquisition and divestiture costs for the quarters ended December 31, 2024 and December 31, 2023 are generally nondeductible for tax purposes.
(b) Reflects gain on the sale of UK-based intY business. This transaction resulted in a capital loss for tax purposes. ScanSource did not record a tax provision on the capital loss since there were no offsetting capital gains.